EFFECTIVE AUGUST 23RD, 2004

OMB APPROVAL
OMB Number: 3235-0060 Expires: October 31, 2007 Estimated average burden hours per response . . . . . . . . 38.0

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2005

Calcasieu Real Estate & Oil Co., Inc.

(Exact name of registrant as specified in its charter)

Louisiana	0-9669	72-0144530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lakeside Plaza, Lake Charles, LA	70601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 337-494-4256

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL INSTRUCTIONS

A.	Rule as to Use of Form 8-K.

1. Form 8-K shall be used for current reports under Section 13 or 15(d) of the Securities Exchange Act of 1934, filed pursuant to Rule 13a-11 or Rule 15d-11 and for reports of nonpublic information required to be disclosed by Regulation FD (17 CFR 243.100 and 243.101).

2. Form 8-K may be used by a registrant to satisfy its filing obligations pursuant to Rule 425 under the Securities Act, regarding written communications related to business combination transactions, or Rules 14a-12 or Rule 14d-2(b) under the Exchange Act, relating to soliciting materials and pre-commencement communications pursuant to tender offers, respectively, provided that the Form 8-K filing satisfies all the substantive requirements of those rules (other than the Rule 425(c) requirement to include certain specified information in any prospectus filed pursuant to such rule). Such filing is also deemed to be filed pursuant to any rule for which the box is checked. A registrant is not required to check the box in connection with Rule 14a-12 or Rule 14d-2(b) if the communication is filed pursuant to Rule 425. Communications filed pursuant to Rule 425 are deemed filed under the other applicable sections. See Note 2 to Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2).

SEC 873(12-04)	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.	1 of 16

Section 8 – Other Events

Item 8.01	Other Events

CALCASIEU REAL ESTATE & OIL CO., INC.

COMMENTS ON ERRONEOUS WEBSITE INFORMATION

Lake Charles, La. (January 13, 2005) – Calcasieu Real Estate & Oil Co., Inc. (AMEX:CKX) announces that it has learned that two websites, which appear to share information, are reporting that the Company’s “properties have proved reserves of approximately 10 million barrels of oil and 338 million cu. ft. of natural gas.” As the Company states in its most recent Form 10-K, the Company “has no reserve information on any of [its] properties, and it would be uneconomical and unpractical [for it] to acquire this information.” Nevertheless, the Company can say that the total of the reserve figures posted on the websites mentioned above vastly exceeds even the most optimistic guess at what the Company’s total reserves might be.

By correcting the erroneous information referred to above, the Company does not undertake to issue further corrections should it discover other erroneous information of the same or a different type. Investors should rely only on information that appears in the Company’s SEC filings or that is released by the Company.

The Company was incorporated in 1930 and is headquartered in Lake Charles, Louisiana. It owns and operates real estate holdings that generate oil and gas royalties, timber sales and agriculture rents. Originally formed to receive mineral royalties spun off by a bank to its shareholders, the Company has pursued a goal of acquiring landholdings in Southwest Louisiana. The Company is not involved in exploration and production.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALCASIEU REAL ESTATE & OIL CO., INC.

Date: January 13, 2005	/s/ Arthur Hollins, III
Arthur Hollins, III
President